Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement No. 333-74242 on Form S-8 (Acuity Brands, Inc. 401(k) Plan, Acuity Lighting Group, Inc. 401(k) Plan for Hourly Employees, Holophane Division of Acuity Lighting Group 401(k) Plan for Hourly Employees, Holophane Division of Acuity Lighting Group 401(k) Plan for Hourly Employees Covered by a Collective Bargaining Agreement);

(2)	Registration Statement No. 333-74246 on Form S-8 (Acuity Brands, Inc. Long-Term Incentive Plan, Acuity Brands, Inc. Employee Stock Purchase Plan, Acuity Brands, Inc. 2001 Nonemployee Directors’ Stock Option Plan);

(3)	Registration Statement No. 333-123999 on Form S-8 (Acuity Brands, Inc. 401(k) Plan);

(4)	Registration Statement No. 333-126521 on Form S-8 (Acuity Brands, Inc. Long-Term Incentive Plan (as amended and restated));

(5)	Registration Statement No. 333-138384 on Form S-8 (Acuity Brands, Inc. 2005 Supplemental Deferred Savings Plan, Acuity Brands, Inc. Nonemployee Director Deferred Compensation Plan (as amended and restated));

(6)	Registration Statement No. 333-152134 on Form S-8 (Acuity Brands, Inc. Long-Term Incentive Plan (as amended and restated)); and

(7)	Registration Statement No. 333-159326 on Form S-3 and related Prospectus of Acuity Brands, Inc.
of our report dated October 29, 2009 (except for the retrospective adjustment as discussed in section “Pronouncements Retrospectively Adopted” of Note 3 and section “Earnings Per Share” of Note 6, and Note 16 related to the supplemental guarantor condensed consolidating financial statements, as to which the date is June 30, 2010) with respect to the consolidated financial statements and schedule of Acuity Brands, Inc., and our report dated October 29, 2009 with respect to the effectiveness of internal control over financial reporting of Acuity Brands, Inc. included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP
Atlanta, Georgia
June 30, 2010